Exhibit 2.2

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is entered into on January 24, 2020, by and between General Cannabis Corp., a Colorado Corporation (“Buyer”), or its assigns, and Dalton Adventures, LLC, a Colorado limited liability company (“Seller”). Seller and Buyer are sometimes referred to individually as a “Party” and collectively as the “Parties.”

Recitals

A.

Seller owns and operates a retail marijuana cultivation facility (the “Business”) located at 3705 75th Street Boulder, CO 80301 (the “Premises”);

B.

Seller is licensed and authorized to cultivate and sell retail marijuana at the Premises under the Marijuana Code; and

C.

Buyer desires to purchase certain assets from Seller, and Seller desires to sell certain assets to Buyer, subject to the terms of this Agreement and the Related Agreements.

NOW THEREFORE, the Parties agree as follows:

Terms

ARTICLE I

DEFINITIONS AND CONSTRUCTION

1.1

Definitions. Capitalized terms have the meanings set forth below unless defined elsewhere in this Agreement.

“Affiliate” means any Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Application Fees” means all fees paid to Governmental Authorities associated with the Change of Ownership applications.

“Assets” means the Licenses; including inventory, growing plants, furniture, fixtures, business personal property of any kind, nature, character, or description, operated, owned, or leased by Seller at the Premises, and any intellectual property owned by Seller, as more fully described on Exhibit A.

“Business Day” means a day other than Saturday, Sunday, or any day on which banks located in the State of Colorado are authorized or obligated to close.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

“Change of Ownership” means the transfer of ownership of the Licenses from Seller to Buyer.

“Charter Documents” means with respect to any Person, the articles or certificate of incorporation, formation or organization and by-laws, the limited partnership agreement, the partnership agreement or the limited liability company agreement, or such other organizational documents of the Person, including those that are required to be registered or kept in the place of incorporation, organization or formation of the Person and which establish the legal personality of the Person.

“County” means Boulder County, Colorado.

“Claim” means any demand, claim, action, investigation, or Proceeding.

“Contract” means any legally binding written contract, lease, license, evidence of indebtedness, mortgage, indenture, purchase order, binding bid, letter of credit, security agreement or other written and legally binding arrangement.

“Control” means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities or ownership interests, by Contract or otherwise, and specifically with respect to a corporation, partnership or limited liability company, means direct or indirect ownership of at least 50% of the voting securities in the corporation or of the voting interest in a partnership or limited liability company.

“Due Diligence Period” means the period of time beginning on the date of this Agreement and ending 30 days thereafter.

“Environmental Laws” means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or any agreement with any Governmental Authority or other third party, whether now or hereafter in effect, relating to the environment, human health and safety or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

“Environmental Liabilities” means any and all liabilities arising in connection with or in any way relating to Seller (or any predecessor of Seller or any prior owner of all or part of its business and assets), any property now or previously owned, leased or operated by Seller, the Business (as currently or previously conducted), the Assets or any activities or operations occurring or conducted at the Premises (including, without limitation, offsite disposal), whether accrued, contingent, absolute, determined, determinable or otherwise, which (i) arise under or relate to any Environmental Law and (ii) relate to actions occurring or conditions existing on or prior to the Closing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Governmental Approval” means the final decisions by the MED and the County in writing approving the Change of Ownership, and such approvals (a) do not include any responsibility of Buyer or Buyer’s owners for the actions of Seller or Seller’s owner with respect to an administrative investigation or administrative disciplinary action by the MED or the County; and (b) do not subject Buyer or Buyer’s owners to discipline by the MED or the County for the actions of Seller or Seller’s owner with respect to an administrative investigation or administrative disciplinary action by the MED or the County.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision or similar governing entity.

“Gross Revenue” means all revenue received by Seller for sale of inventory in the ordinary course of business, less any deductions to Seller’s revenue for returns, discounts, or contract disputes.

“Hazardous Substances” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable corrosive, reactive or otherwise hazardous substance, waste or material or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

“Interim Period” means the time period from the date of this Agreement through and including the Closing.

“Knowledge” when used in a particular statement of fact in this Agreement, means the actual knowledge (as opposed to any constructive or imputed knowledge) of a Party or its owners, without inquiry.

“Laws” means all laws, statutes, rules, regulations, ordinances, and other pronouncements having the effect of law of a Governmental Authority, except for any United States federal law, rule or regulation related to marijuana which this Agreement may violate.

“Licenses” means the following licenses held by Seller:

(a)

Seller’s State of Colorado Retail Marijuana Cultivation Facility License Number 403R-00501; and

(b)

Seller’s Boulder County Retail Marijuana Cultivation License Number RMB-15-0007.

“Lien” means any mortgage, pledge, assessment, security interest, lien, or other similar encumbrance.

“Loss” means any and all losses, judgments, liabilities, amounts paid in settlement, damages, fines, penalties, deficiencies, losses, and expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other Proceedings or of any Claim, default or assessment), but only to the extent the losses (a) are not reasonably expected to be covered by a payment from some third party or by insurance or otherwise recoverable from third parties, and (b) are net of any associated benefits arising in connection with the loss, including any associated Tax benefits.

“Marijuana Code” means, collectively, Sections 14 and 16 of Article XVIII of the Colorado Constitution, the Colorado Marijuana Code, §§ 44-10-101, et seq., C.R.S., as the same may be supplemented or amended from time to time, together with the regulations promulgated thereunder, and all applicable local Laws and regulations thereto promulgated by a Governmental Authority.

“Material Adverse Effect” means any occurrence, condition, change, development, event or effect that has or could reasonably be expected to have a materially adverse effect on the assets, properties, financial condition, or results of operations on a Party, as the context dictates, taken as a whole.

“MED” means the Colorado Marijuana Enforcement Division.

“Permits” means all licenses (including the Licenses), permits, certificates of authority, authorizations, approvals, registrations, franchises, and similar consents granted by a Governmental Authority related to the transactions contemplated by this Agreement.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association, or Governmental Authority.

“Proceeding” means any complaint, lawsuit, action, suit, Claim (including claim of a violation of Law), or other proceeding at law or in equity or order or ruling, in each case by or before any Governmental Authority or arbitral tribunal.

“Related Agreements” means that certain Employment Agreement between Buyer and Seller dated January 24, 2020 (“EA”), attached as Exhibit F, and that certain Commercial Lease Agreement between Buyer and Dalton Farms, LLC (“Landlord”) dated January 24, 2020 (“Lease”), attached as Exhibit G.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, ad valorem, sales, use, employment, social security, disability, occupation, property, severance, value added, goods and services, documentary, stamp duty, transfer, conveyance, capital stock, excise, or withholding tax or other taxes imposed by or on behalf of any Governmental Authority, including any interest, penalty or addition thereto.

“Tax Return” means any declaration, report, statement, form, return or other document or information required to be supplied to a Governmental Authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” means October 1, 2020.

1.2

Rules of Construction.

(a)

All article, section, subsection, schedules and exhibit references used in this Agreement are to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified. The exhibits and schedules attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b)

If a term is defined as one part of speech (such as a noun), it has a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender include the feminine and neutral genders and vice versa. Words in the plural form include the singular form, and words in the singular form include the plural form. The words “includes” or “including” means “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not any particular section or article in which the words appear and any reference to a Law includes any rules and regulations promulgated thereunder. Currency amounts referenced herein are in U.S. dollars.

(c)

Whenever this Agreement refers to a number of days, the number refers to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then the action may be validly taken on or by the next day that is a Business Day.

(d)

Each Party and its respective attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement, and any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement will not be applicable to the construction or interpretation of this Agreement.

ARTICLE II

PURCHASE OF BUSINESS, PAYMENT, AND CLOSING

2.1

Purchase of Assets. At the Closing, and subject to the terms of this Agreement, Seller shall sell to Buyer and Buyer shall purchase from Seller the Assets.

2.2

Purchase Price; Issuance of Buyer Shares; Adjustments.

(a)

The purchase price for the Assets (the “Purchase Price”) is equal to 1.4 times Seller’s Gross Revenue for the twelve-month period prior to the Closing, provided, that the Purchase Price will not be lower than $3,000,000.00, notwithstanding anything to the contrary set forth in this Agreement. Buyer shall pay the Purchase Price by issuing to Seller the number of shares of common stock of Buyer (the “Buyer Shares”) equal to: (i) the Purchase Price divided by (ii) the volume weighted average price of the Buyer Shares for 30 consecutive trading days ending on the second trading day prior to the Closing (the “VWAP Price”); provided, that if the VWAP Price exceeds $0.85, then the VWAP Price will be adjusted to equal $0.85 for the purpose of the foregoing calculation of the number of Buyer Shares to be issued to Seller.

(b)

The Purchase Price will be allocated among the Assets as set forth in the “Allocation Statement” attached as Exhibit B and in accordance with Section 1060 of the Code. The Parties shall (i) be bound by the Allocation Statement and (ii) act in accordance with the Allocation for all tax purposes.

(c)

If an adjustment is made with respect to the Purchase Price pursuant to Section 2.2(g) the Allocation Statement will be adjusted in accordance with Section 1060 of the Code and as agreed by the Parties. The Parties file any additional information return required to be filed as provided in Section 1060 of the Code and to treat the Allocation Statement as adjusted in the manner described in Section 2.2(g)

(d)

No later than 30 days prior to the filing of their respective Forms 8594 relating to the transactions contemplated by this Agreement, each Party shall deliver to the other Party a copy of its Form 8594.

(e)

Buyer shall make reasonable efforts to register the resale of all Buyer Shares issued in this transaction on a Form S-1, or, if available, Form S-3. For a period of six months following the Closing, Buyer shall not lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly the Buyer Shares subject to such lockup.

(g)

At the Closing, Seller shall deliver to Buyer a statement of the  current working capital balance (current assets less current liabilities) of the Assets prepared in accordance with Generally Accepted Accounting Principles (the “Closing Working Capital Balance”), certified to be an accurate statement by John Barker Dalton. The Purchase Price shall be adjusted by the amount of the Closing Working Capital Balance.

2.3

Closing. The closing for the purchase and sale of the Assets (the “Closing”) will be held within five Business Days of Final Governmental Approval (the “Closing Date”). The Closing will be at a time and place agreed to by the Parties, unless the Parties agree that the Closing need not occur at a specific location.

2.4

Documents Deliverable at Closing. At the Closing:

(a)

Seller shall provide to Buyer (collectively, “Seller’s Closing Documents”)

(i)

An executed Seller’s Officer’s Certificate in the form attached hereto as Exhibit C;

(ii)

The Closing Working Capital Balance; and

(iii)

The Bill of Sale for the Assets in the form attached hereto as Exhibit E.

(a)

Buyer shall provide to Seller an executed Buyer’s Officer’s Certificate in the form attached hereto as Exhibit D.

ARTICLE III

SELLER’S STATEMENTS OF FACT

Seller states that the following are true as of the date of this Agreement:

3.1

Seller’s Organization. Seller is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Colorado and has all requisite limited liability company power and authority to conduct its Business as it is now being conducted in accordance with the Laws.

3.2

Authority. Seller has all requisite power and authority to execute and deliver this Agreement and the other instruments to be delivered by Seller at the Closing, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, subject to approvals required by the Marijuana Code. Subject to approvals required by the Marijuana Code, the execution and delivery of this Agreement and the other instruments to be delivered by Seller at the Closing, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by necessary action. This Agreement has been, and the instruments to be delivered by Seller at the Closing will at the Closing be, duly and validly executed and delivered by Seller and constitute (or, in the case of instruments to be delivered by Seller at the Closing, will at the Closing constitute) the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to approvals required by the Marijuana Code, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.

3.3

No Conflicts; Consents and Approvals. The execution and delivery by Seller of this Agreement do not, and the performance by Seller of its obligations under this Agreement does not:

(a)

violate or result in a breach of its Charter Documents;

(b)

violate or result in a default under any material Contract to which Seller is a party, except for any violation or default that would not be expected to result in a Material Adverse Effect on Seller’s ability to perform its obligations hereunder; or

(c)

(i) violate or result in a breach of any Law applicable to Seller, except for the violations or breaches that would not result in a Material Adverse Effect on Seller’s ability to perform its obligations hereunder or (ii) require any consent or approval of any Governmental Authority other than the MED and the County and under any Law applicable to Seller, other than in each case any consent or approval which, if not made or obtained, would not reasonably be expected to result in a Material Adverse Effect on Seller.

3.4

Proceedings. Except as disclosed herein, there is no Proceeding pending, or to Seller’s Knowledge threatened, against Seller before or by any Governmental Authority, which seeks a writ, judgment, order or decree restraining, enjoining, or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement.

3.5

Broker. Seller does not have any liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller or any of its Affiliates could become liable or obligated. Seller has engaged broker, Paul Isenbergh (“Broker”) in connection with the transactions contemplated by this Agreement. Any liability, fee or commission due to Broker shall be Seller’s sole responsibility, and Broker is not intended, nor shall be construed as a third-party beneficiary of this Agreement.

3.6

Compliance with Laws and Orders. Seller is in compliance with all Laws and orders applicable to it except where any non-compliance would not reasonably be expected to result in a Material Adverse Effect on Seller; provided, however, that this Section 3.6 does not address matters relating to Taxes, which are exclusively addressed by Section 3.7, or Permits, which are exclusively addressed by Section 3.8. Seller has no Knowledge of any fact, circumstance, or condition which could cause the Assets or the Premises to violate the Marijuana Code concerning required testing or contaminants. Seller has no Knowledge of any fact, circumstance, or condition which could cause the Assets or the Premises to violate the Colorado Pesticide Applicator’s Act, C.R.S. §§ 35-10-101, et. seq.

3.7

Taxes. Except as would not have a Material Adverse Effect on Seller, (a) All Tax Returns that are required to have been filed by Seller have been duly and timely filed; (b) all Taxes that are required to have been paid by Seller have been duly and timely paid in full; (c) all withholding Tax requirements imposed on Seller have been satisfied in full in all respects; (d) Seller does not have in force any waiver of any statute of limitations with respect to Taxes or any extension of time with respect to a Tax assessment or deficiency; and (e) there are no threatened, pending, or active audits or Proceedings involving unpaid Taxes of Seller.

3.8

Permits. Seller possesses all Permits that are required for the ownership and operation of its Business in the manner in which it is currently owned. All Permits described in this Section 3.8 are in full force and effect, and Seller is in compliance with each such Permit.

3.9

Operating Facility. The business at the Premises is a licensed Retail Marijuana Cultivation Facility as defined in the Marijuana Code.

3.10

Seller’s Member. John Barker Dalton is the sole member of Seller.

3.11

Environmental Matters. To Seller’s Knowledge, Seller is in compliance with all Environmental Laws and any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Environmental Laws, insofar as failure to comply with the same could result in any liability affecting, or other reduce the value of the Assets. Seller has no Knowledge of any liabilities arising in connection with or in any way relating to the Assets of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law, and there are no facts, events, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability. Seller is not aware of any event, condition, circumstance, activity, practice, incident, action or plan which will interfere with or prevent continued compliance with or which would give rise to any liability under any Environmental Law or give rise to any common law or statutory liability, based on or resulting from Seller’s or its agents’ manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any Hazardous Substance, that could result in any liability affecting, or other reduce the value of, the Assets or Business. To Seller’s Knowledge, Seller has taken all actions necessary under applicable requirements of Environmental Law to register any products or materials required to be registered by Seller (or any of its agents) thereunder. To Seller’s Knowledge, there is no Proceeding, notice or demand letter pending or threatened against Seller relating in any way to Environmental Laws, or notice or demand letter issued, entered, promulgated or approved thereunder. To Seller’s Knowledge, no property now or previously owned, leased or operated by Seller, nor any property to which Hazardous Substances located on or resulting from the use of any Asset or the Premises have been transported, is listed or, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state, local or foreign list of sites requiring investigation or cleanup.

3.12

Securities.

(a)

Purchase Entirely for Own Account. The Buyer Shares will be acquired for investment for Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Seller does not presently have any Contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any other Person with respect to any of such Buyer Shares. Seller has not been formed for the specific purpose of acquiring such Buyer Shares.

(b)

Disclosure of Information. Seller has had an opportunity to discuss to Seller’s satisfaction Buyer’s business, management, financial affairs and the terms and conditions of the offering of the Buyer Shares with Buyer’s management and has had an opportunity to review Buyer’s facilities. Such discussions, as well as any written information delivered by Buyer to Seller, were intended to describe the aspects of Buyer’s business which Buyer believes to be material.

(c)

Restricted Securities. The Buyer Shares have not been registered and are being issued to Seller pursuant to Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act. The Buyer Shares are “restricted securities” under applicable U.S. federal and state securities Laws and a resale of the Buyer Shares may be made only pursuant to registration under the Securities Act or an available exemption from registration.

(d)

Rule 144. Seller is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions and which rule requires, among other things, that Buyer be subject to the reporting requirements of the Exchange Act, that resales of securities take place only after the holder of the shares has held the shares for certain specified time periods, and under certain circumstances, and that resales of securities be limited in volume and take place only pursuant to brokered transactions. Buyer has provided no assurances as to whether seller will be able to resell any or all of the Buyer Shares pursuant to Rule 144.

(e)

Resale Restrictions. If all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A promulgated under the Securities Act, or some other registration exemption will be required with respect to the Buyer Shares. Notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that Persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f)

No General Solicitation. Neither Buyer, nor any of its officers, employees, agents, directors, members, attorneys, shareholders, or partners (a) has engaged the services of a broker, investment banker or finder to contact any potential investor, nor has Seller or any of Seller’s officers, employees, agents, directors, members or partners, agreed to pay any commission, fee or other remuneration to any third party to solicit or contact any potential investor; (b) engaged in any general solicitation; or (c) published any advertisement in connection with the offer and sale of the Buyer Shares being issued hereunder.

(g)

Reliance on Exemption. The Buyer Shares are being offered and issued to it in reliance on specific exemptions from the registration requirements of federal and state securities Laws. Buyer is relying in part upon the truth and accuracy of, and Seller’s compliance with, the statements of fact, representations, warranties, agreements, acknowledgements and understandings of Seller set forth in this Article III in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Buyer Shares.

3.13

No Other Representations and Warranties. Except for the representations and warranties contained in this Article III, neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information, documents or material regarding the Business and the Assets furnished or made available to Buyer in any form (including any information, documents, or material delivered to Buyer on behalf of Seller for purposes of this Agreement), or as to the future revenue, profitability, or success of the Business, or any representation or warranty arising from statute or otherwise in Law.

(collectively, “Seller’s Statements of Fact”).

ARTICLE IV

BUYER’S STATEMENTS OF FACT

Buyer states that the following is true as of the date of this Agreement:

4.1

Organization. Buyer is a corporation duly formed, validly existing and in good standing under the Laws of the State of Colorado and has all requisite corporate power and authority to conduct its business as it is now being conducted.

4.2

Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and the other instruments to be delivered by Buyer at the Closing, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, subject to approvals required by the Marijuana Code. The execution and delivery by Buyer of this Agreement and the other instruments to be delivered by Buyer at the Closing, and the performance by Buyer of its obligations hereunder and thereunder, have been duly and validly authorized by necessary action. This Agreement has been, and the instruments to be delivered by Buyer at the Closing will at the Closing be, duly and validly executed and delivered by Buyer and constitutes (or, in the case of instruments to be delivered by Buyer at the Closing, will at the Closing constitute) the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.

4.3

No Conflicts; Consents and Approvals. The execution and delivery by Buyer of this Agreement do not, and the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby do not:

(a)

violate or result in a breach of its Charter Documents;

(b)

violate or result in a default under any material Contract to which Buyer is a party, except for any such violation or default that would not reasonably be expected to result in a Material Adverse Effect on Buyer’s ability to perform its obligations hereunder; or

(c)

(i) violate or result in a breach of any Law applicable to Buyer, except as would not reasonably be expected to result in a Material Adverse Effect on Buyer’s ability to perform its obligations hereunder or (ii) require any consent or approval of any Governmental Authority (other than the MED and the County) under any Law applicable to Buyer, other than in each case any such consent or approval which, if not made or obtained, would not reasonably be expected to result in a Material Adverse Effect on Buyer’s ability to perform its obligations hereunder.

4.4

Proceedings. There is no Proceeding pending or, to Buyer’s Knowledge threatened, against Buyer before or by any Governmental Authority, which seeks a writ, judgment, order or decree restraining, enjoining, or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement.

4.5

Compliance with Laws and Orders. Buyer is not in violation of, or in default under, any Law or order applicable to Buyer the effect of which, in the aggregate, would reasonably be expected to hinder, prevent or delay Buyer from performing its obligations hereunder.

4.6

Broker. Buyer does not have any liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller or any of its Affiliates could become liable or obligated.

4.7

Securities. All common shares of stock of Buyer are issued subject to the restrictions on transfer pursuant to Section 2.2(e) of this Agreement. (collectively, “Buyer’s Statements of Fact”).

ARTICLE V
COVENANTS

5.1

Regulatory and Other Approvals. During the Interim Period:

(a)

Each Party shall attempt to obtain as promptly as practicable all material consents and approvals that either Party or its respective Affiliates are required to obtain in order to consummate the transactions contemplated hereby; provided that, for purposes of clarification, and notwithstanding anything to the contrary in this Agreement, the obtaining of the consents and approvals will not be a condition to the Closing except to the extent set forth in Articles VI or VII, as applicable.

(b)

Each Party shall (i) make or cause to be made the filings required of the Person or any of its applicable Affiliates under any Laws applicable to it with respect to the transactions contemplated by this Agreement and to pay any fees due of it in connection with the filings, as promptly as is reasonably practicable, provided that, for purposes of clarification, and notwithstanding anything to the contrary in this Agreement, the filings and payments will not be conditions to the Closing except to the extent set forth in Articles VI and VII; (ii) cooperate with the other Party and furnish the information that is necessary in connection with the other Party’s filings; (iii) use reasonable efforts to cause the expiration of the notice or waiting periods under any Laws applicable to it with respect to the consummation of the transactions contemplated by this Agreement as promptly as is reasonably practicable; (iv) promptly inform the other Party of any communication from or to, and any proposed understanding or agreement with, any Governmental Authority in respect of the filings; (v) reasonably consult and cooperate with the other Party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and opinions made or submitted by or on behalf of any Party in connection with all meetings, actions or other Proceedings with Governmental Authorities relating to the filings; (vi) comply, as promptly as is reasonably practicable, with any requests received by the Party under any Laws for additional information, documents or other materials with respect to the filings, (vii) attempt to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement; and (viii) contest and resist any action or other Proceeding instituted (or threatened in writing to be instituted) by any Governmental Authority challenging the transactions contemplated by this Agreement as violative of any Law.

(c)

If a Party (or any of its applicable Affiliates) intends to participate in any meeting with any Governmental Authority with respect to the filings and if permitted by, or acceptable to, the applicable Governmental Authority, it shall give the other Party reasonable prior notice of, and an opportunity to participate in, the meeting.

(d)

In connection with any such filings, Buyer shall cooperate in good faith with Governmental Authorities and with Seller and undertake promptly any and all action required to lawfully complete the transactions contemplated by this Agreement.

(e)

Each Party shall provide prompt notification to the other when it becomes aware that any such consent or approval referred to in this Section 5.1 is obtained, taken, made, given or denied, as applicable.

(f)

In furtherance of the foregoing covenants:

(i)

Each Party shall prepare, or cause its Affiliates to prepare, as soon as is practicable following the execution of this Agreement, all necessary filings applicable to it and in connection with the transactions contemplated by this Agreement that may be required under any Laws; provided that, for purposes of clarification, and notwithstanding anything to the contrary in this Agreement, the filings will not be conditions to the Closing except to the extent set forth Articles VI and VII.

(ii)

Each Party shall promptly furnish the other Party with copies of any notices, correspondence or other written communication received by it from the relevant Governmental Authority, shall promptly make any appropriate or necessary subsequent or supplemental filings required of it, and shall cooperate in the preparation of the filings as is reasonably necessary and appropriate.

(iii)

Each Party shall not, and shall cause its respective Affiliates not to, take any action that could reasonably be expected to adversely affect the approval of any Governmental Authority.

5.2

Access of Buyer; Due Diligence. During the Interim Period, Seller shall provide Buyer with reasonable access, upon reasonable notice and during normal business hours, to the Business and the Premises, subject to the Marijuana Code. During the Due Diligence Period, Seller shall provide Buyer, upon request, with access to Seller’s books and records, Seller’s standard operating procedures, and with reasonable access to Seller’s employees in order to allow Buyer to conduct due diligence.

5.3

Certain Restrictions. During the Interim Period, except as permitted or required by the other terms of this Agreement, or consented to in writing by Buyer, Seller shall not take any of the following actions:

(a)

Dissolution of Seller;

(b)

Sale of the Business or any Assets outside of the ordinary course of business; or

(c)

Materially alter the pricing of its finished inventory, harvested or growing marijuana.

5.4

Updating. From time to time prior to the Closing, Seller may, at its option, supplement or amend and deliver updates to Buyer as necessary to complete or correct any information in this Agreement or Seller’s Statements of Fact; provided that any such supplement, amendment or update may only be made as to circumstances occurring after the date hereof.5.6

5.5

Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at a Party’s request and without further consideration, the other Party shall execute and deliver to the requesting Party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as the Party may reasonably request in order to consummate the transactions contemplated by this Agreement.

5.6

Delay by the MED or the County of Notification of Final Governmental Approval. Notwithstanding anything to the contrary set forth in Section 5.1(e), if Final Governmental Approval occurs, but the MED or the County does not promptly notify a Party of Final Governmental Approval, and such delay causes or might cause one or more of the Parties to violate the Marijuana Code, the Parties shall work in good faith to take all necessary action to ensure that the Parties minimize or eliminate any violations of the Marijuana Code and that the Business continue in the ordinary course. Each Party will be responsible for its respective out-of-pocket expenses incurred by such Party with respect to this Section 5.6.

5.7

Buyer’s Obligations if No Closing. If the Closing does not occur by reason of Buyer’s default for any reason or if Buyer terminates this Agreement after Final Governmental Approval, Buyer shall cooperate with Seller in executing all documents reasonably necessary to void the Change of Ownership.

5.8

Application Fees. Buyer shall pay the Application Fees.

5.9

Non Solicitation.

(a)

The “Restricted Period” begins on the Closing Date and ends on the second anniversary of the Closing Date.

(b)

“Competing Business” means any business, except for the Business, engaged the cultivation and sale of marijuana.

(d)

During the Restricted Period, Seller and its Affiliates shall not employ, retain, engage or solicit the employment or engagement of services of any employee of Buyer, the Business or any of Buyer’s Affiliates on a full- or part-time basis.

(e)

During the Restricted Period, Seller and its Affiliates shall not solicit customers of the Business in connection with a Competing Business.

(f)

Any violation of this Section 5.9 may result in irreparable injury to Buyer and the Business and Buyer will be entitled to seek an injunction against Seller and its Affiliates from any court having jurisdiction over the matter, restraining any further violation of this Section 5.9, which rights shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled. Each of Seller and its Affiliates acknowledges that it has carefully read this Agreement and has given careful consideration to the restraints imposed upon Seller by this Section 5.9, and is in full accord as to their necessity for the reasonable and proper protection of the legitimate business interests relating to the Business and Buyer’s business now existing and to be developed in the future. Each of Seller and its Affiliates expressly acknowledges and agrees that each and every restraint imposed by this Section 5.9 is reasonable with respect to subject matter, time period and geographical area.

(g)

If any covenant set forth in this Section 5.9 is adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant will be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by the applicable Law. The covenants contained in this Section 5.9 and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written will not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction will not invalidate or render unenforceable such covenant or provision in any other jurisdiction. To the extent the provisions of Section 5.9 conflict with the provisions of Section 10.12, the provisions of Section 5.9 will control.

(h)

Seller shall cause its Affiliates to comply with the obligations set forth in this Section 5.9.

5.10

Post-Closing Covenants Concerning the Buyer Shares.

(a)

Buyer Repurchase of Buyer Shares. Seller may require Buyer to repurchase 25% of the Buyer Shares (the “Option Shares”) at the average price for the Buyer Shares on the date of the Closing. Seller may exercise its option to sell such Option Shares under this Section 5.10(a) as follows:

(i)

Seller shall provide written notice to Buyer of Seller’s intent to exercise the option under this Section 5.10(a) at least 30 days prior to Seller’s exercise of such option;

(ii)

Seller shall exercise the option by providing written notice to Buyer during the period from 8:00 a.m. applicable Mountain Time on the one-year anniversary of the Closing to 5:00 p.m. applicable Mountain Time on the date which is two Business Days after the one-year anniversary of the Closing (the “Exercise Period”).

(iii)

If Seller does not timely notify Buyer of its intent to exercise the option, or does not exercise the option during the Exercise Period, Seller will be deemed to have waived the option.

(b)

Default and Remedies.

(i)

If Buyer does not buy the Option Shares from Seller within 30 days of Seller’s timely exercise of the option, Seller may notify Buyer in writing of Buyer’s default concerning the option.

(ii)

If Buyer does not cure its default under this Section 5.10 within 30 days of receiving notice of default from Buyer under this Section 5.10(b), Seller will be entitled to exercise any right or remedy available to Seller.

(c)

Hedging. Seller shall not engage in hedging transactions with the Buyer Shares unless in compliance with the Securities Act.

(d)

Resale Restrictions. Notwithstanding anything to the contrary set forth in this Agreement, Seller shall not sell the Buyer Shares in violation of the Laws, including Rule 144 promulgated under the Securities Act.

ARTICLE VI

BUYER’S CONDITIONS TO CLOSING

The obligation of Buyer to consummate the Closing is subject to the fulfillment of each of the following conditions (except to the extent waived in writing by Buyer in its sole discretion):

6.1

Statements of Fact. (a) Seller’s Statements of Fact will be true and correct on and as of the Closing as though made on and as of the Closing (other than those Statements of Fact that speak to an earlier date); and (b) in the case of Seller’s Statements of Fact that speak to an earlier date, such Statements of Fact will be true and correct as of the earlier date.

6.2

Performance. Seller has performed and complied in all material respects with the agreements, covenants, and obligations required by this Agreement to be performed or complied with by Seller at or before the Closing.

6.3

Seller’s Deliverables. Seller has delivered to Buyer at the Closing Seller’s Closing Documents.

6.4

Orders and Laws. There is no Law or order (except for any such order issued in connection with a Proceeding instituted by Buyer or its Affiliates) restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement or the operation of the Business.

6.5

Consents and Approvals. All terminations or expirations of waiting periods imposed by any Governmental Authority with respect to this Agreement have occurred; provided, however, that the absence of any appeals and the expiration of any appeal period with respect to any of the foregoing will not constitute a condition to the Closing hereunder.

6.6

No Material Adverse Effect. No Material Adverse Effect exists.

6.7

Final Governmental Approval. Final Governmental Approval has occurred.

6.8

 Buyer’s Diligence. Buyer will have conducted any and all due diligence, including without limitation, at Seller’s expense, an appraisal of the Assets, the results of which will be satisfactory to Buyer and Buyer’s financing sources in their sole discretion.

ARTICLE VII

SELLER’S CONDITIONS TO CLOSING

The obligation of Seller to consummate the Closing is subject to the fulfillment of each of the following conditions (except to the extent waived in writing by Seller in its sole discretion):

7.1

Statements of Fact. (a) Buyer’s Statements of Fact will be true and correct on and as of the Closing as though made on and as of the Closing (other than those Statements of Fact that speak to an earlier date); and (b) in the case of those Statements of Fact that speak as to an earlier date, such Statements of Fact will be true and correct as of the earlier date.

7.2

Performance. Buyer will have performed and complied in all material respects with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Buyer at or before the Closing.

7.3

Buyer’s Deliverables. Buyer will have delivered to Seller the Purchase Price and Buyer’s Officer’s Certificate.

7.4

Orders and Laws. There is no Law or order (except for any such order issued in connection with a Proceeding instituted by Seller or its Affiliates) restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

7.5

Consents and Approvals. All terminations or expirations of waiting periods imposed by any Governmental Authority with respect to this Agreement will have occurred; provided, however, that the absence of any appeals and the expiration of any appeal period with respect to any of the foregoing will not constitute a condition to the Closing hereunder.

7.6

Final Governmental Approval. Final Governmental Approval will have occurred.

7.7

Lease. Landlord and Buyer shall have executed the Lease.

ARTICLE VIII

TERMINATION & SELLER RIGHT OF REVERSION

8.1

Termination. This Agreement may be terminated in one or more of the following ways:

(a)

At any time before the Closing, by Seller or Buyer, by written notice to the other, if any Law or final order of a Governmental Authority restrains, enjoins or otherwise prohibits or makes illegal the sale of the Assets pursuant to this Agreement;

(b)

At any time before the Closing, by Seller or Buyer, by written notice to the other, if a Party has materially breached its Statements of Fact or obligations under this Agreement and the breach would or does result in the failure of any condition set forth in Articles VI or VII;

(c)

At any time during the Due Diligence Period, by Buyer, by written notice to Seller, if Buyer has discovered any fact, circumstance, or condition which would render any of Seller’s Statements of Fact false, or create a Material Adverse Effect upon any of the Assets, in Buyer’s reasonable discretion.

(d)

At any time on or after the Termination Date, by either Party, by written notice to the other Party.

8.2

Effect of Valid Termination. If this Agreement is validly terminated pursuant to Section 8.1, there will be no liability or obligation hereunder on the part of either Party or any of their respective Affiliates, except as provided herein, provided, however, that Article I, Sections 5.7, 5.8, 8.2, 9.4, and Article X (other than Section 10.11) will survive any such termination.

8.3

Reversion of Licenses. In the event of the bankruptcy or insolvency or the filing by or against Tenant of a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Buyer’s property; (a) prior to the Closing Date, this Agreement shall automatically terminate and Buyer and Seller shall take all steps necessary to void or withdraw any applications for Chane of Ownership; or (b) on or within five years after the Closing Date, the ownership of the Licenses shall automatically revert to Seller, subject to approval by MED and Boulder County. Buyer shall cooperate with Seller and take all steps requested by Seller to transfer ownership of the Licenses to Seller, or its assignee. Buyer shall bear all costs and fees associated therewith, including, but not limited to reasonable attorney fees.

ARTICLE IX

LIMITATIONS ON LIABILITY, THIRD-PARTY CLAIMS, AND ARBITRATION

9.1

Indemnity. From and after the Closing:

(a)

Seller shall indemnify, defend, and hold harmless Buyer from and against all Losses incurred or suffered by Buyer resulting from:

(i)

any breach as of the Closing (as though made on and as of the Closing except to the extent a statement of fact is expressly made as of an earlier date, in which case only as of the earlier date) of Seller’s Statements of Fact; and

(ii)

any breach of any covenant or agreement of Seller contained in this Agreement.

(b)

Buyer shall indemnify, defend, and hold Seller harmless from and against all Losses incurred or suffered by Seller resulting from:

(i)

any breach as of the Closing (as though made on and as of the Closing Date except to the extent a statement of fact is expressly made as of an earlier date, in which case only as of the earlier date) of Buyer’s Statements of Fact; and

(ii)

any breach of any covenant or agreement of Buyer contained in this Agreement.

(c)

If Buyer suffers any Loss, for which Seller is obligated to indemnify Buyer, for a material breach of Seller’s Statements of Fact, Buyer may redeem certain Buyer Shares from Seller as follows:

(i)

Buyer will deliver notice to Seller of (a) the nature of; (b) the amount of; (c) the date of the Loss for which Buyer is entitled to indemnification, along with the number of Buyer Shares required to compensate Buyer for such Loss, calculated at the average daily price for Buyer’s common stock on the date of the Loss identified in such notice (the “Redemption Shares”).

(ii)

Buyer shall redeem the Redemption Shares, and Seller shall allow Buyer to redeem such Redemption Shares, for the price of one dollar.

9.2

Limitations of Liability. Notwithstanding anything in this Agreement to the contrary:

(a)

Seller’s Statements of Fact and Buyer’s Statements of Fact will survive the Closing; provided, however, that no claim may be made with respect to any statement of fact, covenant, agreement, or obligation of Sections 9.1(a)(i) or (b)(i) that a Party breaches later than one year following the Closing;

(b)

Buyer shall give written notice to Seller within a reasonable period of time after becoming aware of any breach by Seller of any statement of fact, covenant, agreement, or obligation in this Agreement, but in any event no later than 30 days after becoming aware of such breach;

(c)

Seller shall give written notice to Buyer within a reasonable period of time after becoming aware of any breach by Buyer of any statement of fact, covenant, agreement or obligation in this Agreement, but in any event no later than 30 days after becoming aware of such breach;

(d)

the Parties have a duty to mitigate any Loss in connection with this Agreement;

(e)

Seller’s liability with respect to Section 9.1 is limited to Losses incurred or suffered by Buyer in an amount no more than $3,000,000.00.

(f)

Buyer’s liability with respect to Section 9.1 is limited to Losses incurred or suffered by Seller in an amount no more than $3,000,000.00.

9.3

Procedure with Respect to Third-Party Claims.

(a)

If a Party is threatened with or becomes subject to a third party Claim, and such Party (the “Claiming Party”) believes it has a claim entitled to indemnification from the other Party (the “Responding Party”) as provided in Section 9.1 as a result, then the Claiming Party shall notify the Responding Party in writing of the basis for the Claim setting forth the nature of the Claim in reasonable detail. The failure of the Claiming Party to so notify the Responding Party will not relieve the Responding Party of liability hereunder except to the extent that the defense of the Claim is prejudiced by the failure to give the notice.

(b)

If any Proceeding is brought by a third party against a Claiming Party and the Claiming Party gives notice to the Responding Party pursuant to Section 9.3(a), the Responding Party may participate in the Proceeding and, to the extent that it wishes, to assume the defense of the Proceeding, if (i) the Responding Party provides written notice to the Claiming Party that the Responding Party intends to undertake the defense, (ii) the Responding Party conducts the defense of the third-party Claim actively and diligently with counsel reasonably satisfactory to the Claiming Party, and (iii) if the Responding Party is a party to the Proceeding, the Responding Party or the Claiming Party has not determined in good faith that joint representation would be inappropriate because of a conflict of interest. The Claiming Party may, in its sole discretion, employ separate counsel (who may be selected by the Claiming Party in its sole discretion) in any such action and to participate in the defense thereof, and the Claiming Party shall pay the fees and expenses of its counsel. The Claiming Party shall cooperate with the Responding Party and its counsel in the defense or compromise of the Claim. If the Responding Party assumes the defense of a Proceeding, no compromise or settlement of the Claims may be effected by the Responding Party without the Claiming Party’s consent unless (x) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other Claims that may be made against the Claiming Party, and (y) the sole relief provided is monetary damages that the Responding Party pays in full.

(c)

If notice is given to the Responding Party of the commencement of any third-party Proceeding and the Responding Party does not, within 14 days after the Claiming Party’s notice is given pursuant to Section 9.3(a), give notice to the Claiming Party of its election to assume the defense of the Proceeding, any of the conditions set forth in clauses (i) through (iii) of Section 9.3(b) above become unsatisfied or a Claiming Party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification from the Responding Party under this Agreement, then the Claiming Party may (upon notice to the Responding Party) undertake the defense, compromise or settlement of the Claim; provided, however, that the Responding Party shall reimburse the Claiming Party for the Losses associated with defending against the third-party Claim (including reasonable attorneys’ fees and expenses) and will remain otherwise responsible for any liability with respect to amounts arising from or related to the third-party Claim, in both cases to the extent it is ultimately determined that the Responding Party is liable with respect to the third-party Claim for a breach under this Agreement. The Responding Party may elect to participate in the Proceedings, negotiations or defense at any time at its own expense.

9.4

Mandatory Binding Arbitration.

(a)

Except for Claims arising under Section 10.11, any dispute, Claim, interpretation, controversy, or issues of public policy arising out of or relating to this Agreement, including the determination of the scope or applicability of this Section 9.4, will be determined exclusively by arbitration held in Denver, Colorado, and will be governed exclusively by the Colorado Revised Arbitration Act, §§ 13-22-201, et seq.,

C.R.S. (the “CRAA”).

(b)

The arbitrator will be selected from the roster of arbitrators at Judicial Arbiter Group, Inc. in Denver, Colorado (“JAG”), unless the Parties agree otherwise. If the Parties do not agree on the selection of a single arbitrator within ten days after a demand for arbitration is made, then the arbitrator will be selected by JAG from among its available professionals. Arbitration of all disputes and the outcome of the arbitration will remain confidential between the Parties except as necessary to obtain a court judgment on the award or other relief or to engage in collection of the judgment.

(c)

The Parties irrevocably submit to the exclusive jurisdiction of the state courts located in Denver, Colorado, with respect to this Section 9.4 to compel arbitration, to confirm an arbitration award or order, or to handle court functions permitted under the CRAA. The Parties irrevocably waive defense of an inconvenient forum to the maintenance of any such action or other proceeding. The Parties may seek recognition and enforcement of any Colorado state court judgment confirming an arbitration award or order in any United States state court or any court outside the United States or its territories having jurisdiction with respect to recognition or enforcement of such judgment.

(d)

The Parties waive (i) any right of removal to the United States federal courts and (ii) any right in the United States federal courts to compel arbitration, to confirm any arbitration award or order, or to seek any aid or assistance of any kind.

ARTICLE X MISCELLANEOUS

10.1

No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

10.2

Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties and/or their Affiliates with respect to the subject matter hereof and contains the sole and entire agreement between the Parties and their Affiliates with respect to the subject matter hereof.

10.3

Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving the term or condition. No waiver by a Party of any term or condition of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law, are cumulative and not alternative.

10.4

Succession and Assignment. This Agreement is binding upon and will inure to the benefit of the Parties and their successors and assigns. Buyer may assign its rights, interests and obligations hereunder. Seller may not assign this Agreement or any of its rights, interests, or obligations hereunder.

10.5

Counterparts; Electronic or Fax Signatures. This Agreement may be executed in counterparts, each of which will be an original and all of which, when taken together, will constitute one instrument notwithstanding that all parties have not executed the same counterpart. Signatures that are transmitted electronically or by fax will be effective as originals.

10.6

Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not modify, define, or limit any of its terms or provisions.

10.7

Notices. Any notice, request, demand, Claim, or other communication hereunder will be in writing and will be deemed delivered: (a) three Business Days after it is sent by U.S. mail, certified mail, return receipt requested, postage prepaid; or (b) one Business Day after it is sent via a reputable nationwide overnight courier or sent via email, in each of the foregoing cases to the intended recipient as set forth below:

If to Buyer:

General Cannabis Corp.

6565 E. Evans Avenue

Denver, CO 80224

Attn: Michael Feinsod

With a copy to:

McAllister Garfield, P.C.

Attention: Daniel J. Garfield, Esq.

501 S. Cherry St., Ste. 480

Denver, Colorado 80246

Phone: 720-722-0048

E-mail: dgarfield@mcallistergarfield.com

If to Seller:

Dalton Adventures, LLC

3705 75th Street

Boulder, CO 80301

Email: barker@sevenfivefarm.com

With a copy to:

The Law Office of Colin James Fletcher, P.C.

Attention: Colin James Fletcher, Esq.

3900 E. Mexico Ave., Suite 300

Denver, CO 80210

Phone: (303) 309-2151

Email: colin.fletcher@locjf.com

Any Party may give any notice, request, demand, Claim, or other communication hereunder by personal delivery, electronically, or fax, but no such notice, request, demand, Claim, or other communication will be deemed to have been duly given unless and until it is actually received by the Party for whom it is intended. A Party may change the address to which notices, requests, demands, Claims, and other communications hereunder are to be delivered by giving notice to the other Party in the manner herein set forth.

10.8

Governing Law. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Colorado, without giving effect to any conflict or choice of law provision that would result in imposition of another state’s Law. THE PARTIES ACKNOWLEDGE THAT (A) COLORADO HAS PASSED AMENDMENTS TO THE COLORADO CONSTITUTION AND ENACTED CERTAIN LEGISLATION TO GOVERN THE MARIJUANA INDUSTRY AND (B) THE POSSESSION, SALE, MANUFACTURE, AND CULTIVATION OF MARIJUANA IS ILLEGAL UNDER FEDERAL LAW. THE PARTIES WAIVE ANY DEFENSES BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

10.9

Waiver of Right to Trial by Jury. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND WITH RESPECT TO ANY COUNTERCLAIM THEREIN.

10.10

Attorneys’ Fees. If either Party brings a Proceeding to enforce the provisions of this Agreement, the substantially prevailing Party will be entitled to recover its reasonable attorneys’ fees and expenses incurred in such action from the non-prevailing Party as determined by the arbitrator or a court of law.

10.11

Specific Performance. The rights of the Parties to consummate the transactions contemplated hereby (including the satisfaction of any condition to the Closing) are special, unique, and of extraordinary character, and if either Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law. If either Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may (at any time prior to the earlier of a) valid termination of this Agreement pursuant to Article VIII and b) the Closing), subject to the terms hereof, institute and prosecute an action to enforce specific performance of the covenant or agreement. The Parties irrevocably submit to the exclusive jurisdiction of the state courts located in Denver, Colorado, with respect to this Section 10.11. The Parties irrevocably waive defense of an inconvenient forum to the maintenance of any such action or other proceeding with respect to this Section 10.11.

10.12

Invalid Provisions. If a dispute between the Parties arises out of this Agreement or the subject matter of this Agreement, the Parties would want a court or arbitrator to interpret this Agreement as follows:

(a)

With respect to any provision held to be unenforceable, by modifying that provision to the minimum extent necessary to make it enforceable or, if that modification is not permitted by law or public policy, by disregarding the provision;

(b)

if an unenforceable provision is modified or disregarded in accordance with this Section 10.12, by holding the rest of the Agreement will remain in effect as written;

(c)

by holding that any unenforceable provision will remain as written in any circumstances other than those in which the provision is held to be unenforceable; and

(d)

if modifying or disregarding the unenforceable provision would result in a failure of an essential purpose of this Agreement, by holding the entire Agreement unenforceable.

Upon the determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

10.13

Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each Party shall pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

10.14

Amendments. The Parties may amend any provision of this Agreement only by a written instrument signed by the Parties.

10.15

Confidentiality and Publicity. This Agreement is confidential and will not be disclosed to any third party (other than the Parties’ Affiliates, attorneys, accountants, auditors, or other advisors, or Governmental Authorities) except as required for Tax purposes or as required by Law. A Party receiving a request for this Agreement shall promptly notify the other Party to afford it the opportunity to object or seek a protective order regarding this Agreement or information contained herein. Seller may issue a press release or public announcement concerning any of the transactions contemplated by this Agreement.

10.16

Advice of Counsel. Each Party has had the opportunity to seek the advice of independent legal counsel and has read and understood each of the terms and provisions of this Agreement.

10.17

MED Reformation. This Agreement and the transactions contemplated hereby are subject to review by the MED and the County. If the MED or the County determines that this Agreement must be reformed, the Parties shall negotiate in good faith to so reform this Agreement according to such Governmental Authority’s requirements while effectuating the original intent of this Agreement as near as possible.

[Remainder of page intentionally left blank; signatures on following page]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties as of the date first above written.

DALTON ADVENTURES, LLC

By:	/s/ Barker Dalton
Name:	John Barker Dalton
Title:	Manager and sole member

GENERAL CANNABIS CORP.

By:	/s/ Steve Gutterman
Name:	Steve Gutterman
Title:	CEO

EXHIBIT A

ASSETS

EXHIBIT B

Allocation Statement

(Attached)

EXHIBIT C

SELLER’S OFFICER’S CERTIFICATE

DALTON ADVENTURES, LLC

                 , 2020

This Seller’s Officer’s Certificate is delivered with respect to Article VI of that certain Asset Purchase Agreement dated January , 2020 (the “APA”) by and between Dalton Adventures, LLC, a Colorado limited liability company, and General Cannabis Corp., a Colorado corporation. Capitalized terms used in this certificate that are defined in the APA have the respective meanings ascribed to them in the APA.

I, John Barker Dalton, the duly elected, qualified and acting manager of Seller, on behalf of Seller, hereby certify as follows:

1.

Seller’s Statements of Fact are true and correct on and as of the Closing as though made on and as of the Closing.

2.

Seller has performed and complied in all material respects with the agreements, covenants, and obligations required by the APA to be performed or complied with by Seller at or before the Closing.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on behalf of Seller as of the date first written above.

DALTON ADVENTURES, LLC

By:

Name: John Barker Dalton

Title: Manager and sole member

EXHIBIT D

BUYER’S OFFICER’S CERTIFICATE

GENERAL CANNABIS CORP.

                    , 2020

This Buyer’s Officer’s Certificate is delivered with respect to Article VII of that certain Asset Purchase Agreement dated January , 2020 (the “APA”) by and between Dalton Adventures, LLC, a Colorado limited liability company, and General Cannabis Corp., a Colorado corporation. Capitalized terms used in this certificate that are defined in the APA have the respective meanings ascribed to them in the APA.

I,                                     , as  the duly elected,  qualified and acting                       of Buyer, hereby certify as follows:

1.

Buyer’s Statements of Fact are true and correct on and as of the Closing as though made on and as of the Closing.

2.

Buyer has performed and complied in all material respects with the agreements, covenants, and obligations required by the APA to be performed or complied with by Buyer at or before the Closing.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on behalf of Buyer as of the date first written above.

GENERAL CANNABIS CORP.

By:

Name:

Title:

EXHIBIT E

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is entered into on                                     , 2020, by Dalton Adventures, LLC, a Colorado limited liability company (“Seller”), for the benefit of General Cannabis Corp., a Colorado corporation (“Buyer”).

Recitals

A.

Seller and Buyer entered into that certain Asset Purchase Agreement dated January , 2020 (the “APA”), whereby Buyer agreed to purchase the Assets from Seller; and

B.

Capitalized terms not defined herein have the respective meanings ascribed to them in the APA.

NOW THEREFORE, Seller certifies as follows:

Terms

1.

Sale of Assets. In accordance with the terms and conditions of the APA, Seller hereby sells, transfers, conveys, assigns and delivers unto Buyer all of the Assets subject to the APA, free and clear of all Liens.

2.

Title. Seller has good and marketable title to the Assets, free and clear of all Liens, and Buyer hereby receives such good and marketable title thereto.

3.

Warranty. Seller shall warrant and defend the sale, transfer, conveyance, assignment and conveyance of the Assets hereunder against each and every person or persons claiming against any or all of the same.

4.

Further Assurances. Seller shall take all steps necessary to put Buyer in actual possession and operating control of the Assets, to carry out the intent of the APA and this Bill of Sale, and to more effectively sell, transfer, convey, assign and reduce to possession and record to title any of the Assets, including by executing and delivering, or causing to be executed and delivered, such further instruments or documents of transfer, assignment and conveyance, or by taking such other actions as may be requested by Buyer.

5.

Independent Covenants. This Bill of Sale is subject in all respects to the terms and conditions of the APA. Nothing contained in this Bill of Sale will be deemed to diminish any of the obligations, agreements, covenants, or statements of fact of Seller set forth in the APA.

6.

Dispute Resolution. If a dispute arises under this Bill of Sale, such dispute will be settled by in accordance with the provisions set forth in Section 9.4 of the APA.

7.

Electronic or Fax Signatures. This Bill of Sale may be executed electronically or by fax which will each be effective as original signature.

IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by the duly authorized representative of Seller as of the date first above written.

DALTON ADVENTURES, LLC

By:

Name: John Barker Dalton

Title: Manager and sole member

EXHIBIT F

EMPLOYMENT AGREEMENT

(See Attached)

Exhibit G

Commercial Lease

(See Attached)

COMMERCIAL LEASE AGREEMENT

THIS COMMERCIAL LEASE AGREEMENT (“Lease”) is made and entered into January 24, 2020 (“Effective Date”), by and between Dalton Farms, LLC, a Colorado limited liability company (“Landlord”), and General Cannabis Corp., a Colorado corporation (“Tenant”). Landlord and Tenant may be referred to in this Lease individually as a “Party” or collectively as the “Parties.”

WHEREAS, Landlord owns and operates state and local licenses for the Retail Marijuana Cultivation Facility State License # 403R-00501/ Associated Boulder County Local License # RMB- 15-0007 (“Licenses”) situated at the greenhouse facility consisting of approximately 17,000 square feet as more particularly described in the diagram attached and incorporated by reference into this Lease as Exhibit A (“Leased Premises”), located at 3705 75th Street Boulder, CO 80301 (“Real Property”);

WHEREAS, Landlord is in the business of owning and operating the Licenses at the Leased Premises (“Business”) pursuant to Article XVIII, Section 16 of the Colorado Constitution, CRS §§ 44-10-101, et seq., and any applicable rules regulations or local laws promulgated pursuant thereto (“Code”);

WHEREAS, Tenant or an affiliate of Tenant is acquiring the Licenses and other assets of the Business located at the Leased Premises pursuant to that certain Asset Purchase Agreement between Dalton Adventures, LLC, a Colorado limited liability company (“Seller”) and Tenant dated January 24, 2020 (“APA”).

WHEREAS, in connection with this Lease and the APA, the sole owner of Landlord and Seller, John Barker Dalton (“Dalton”), and Tenant entered into that certain Employment Agreement dated January 24, 2020 (“EA”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.

LEASED PREMISES. In consideration of the mutual covenants and agreements set forth herein, Landlord does hereby lease to Tenant and Tenant does hereby lease from the Landlord, the Leased Premises, subject to the terms and conditions set forth in this Lease, the APA and the EA. The APA and EA may be referred to in this Lease as the “Related Agreements.” For clarity, Tenant is leasing only the Leased Premises, not the entirety of the Real Property. Tenant may be required to purchase the Real Property pursuant to Section 6(D) of this Lease and subject to the terms of the EA.

2.

TERM.

A.

Initial Term. The initial term of this Lease shall be FIVE (5) years, to commence on the Closing Date (as defined in the APA) (“Initial Term”). Despite any other provision contained in this Lease, Tenant shall at no time have the right to possession of the Leased Premises until the date the change of ownership application is approved, and the Licenses transferred to Tenant, by Boulder County and the Marijuana Enforcement Division (“MED”). Tenant shall have all rights to access the Leased Premises and conduct due diligence pursuant to Section 5.2 of the APA.

B.

Option to Renew: Tenant shall have the right to extend the term of this Lease for TWO (2) additional periods of FIVE (5) years upon written notice to Landlord at least ONE HUNDRED TWENTY (120) days prior to the end of the Initial Term or Renewal Term, as the case may be (each, a “Renewal Term”). Each Renewal Term shall be subject to the same terms, covenants and conditions in this Lease.

3.

RENT

A.

Base Rent. Tenant shall pay to Landlord the sum of THIRTY THOUSAND UNITED STATES DOLLARS ($30,000.00 USD) on or before the THIRD (3rd) day of each month (“Base Rent”).

B.

Base Rent shall increase ONE AND ONE-HALF PERCENT (1.5%) on January 1, 2021 and each year thereafter this Lease is in effect. For example, Base Rent for the period January 1, 2021 through December 31, 2021 shall be THIRTY THOUSAND NINE HUNDRED UNITED STATES DOLLARS ($30,900.00). Base Rent for the period January 1, 2022 through December 31, 2022 shall be THIRTY-ONE THOUSAND EIGHT HUNDRED TWENTY-SEVEN UNITED STATES DOLLARS ($31,827.00), and so on.

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C.

Security Deposit. Tenants shall pay Landlord THIRTY THOUSAND UNITED STATES DOLLARS ($30,000.00 USD) upon the execution of this Lease as a security deposit for the Leased Premises (“Security Deposit”). Landlord may apply the Security Deposit to any sums due and owing under this Lease.

D.

Additional Rent. All other sums as are required to be paid by Tenant under this Lease in addition to Base Rent, including, but not limited to, Operating Costs (as defined below), shall be referred to as “Additional Rent.” Tenant shall pay to Landlord all Additional Rent on or before the THIRD (3rd) day of each month this Lease is in effect.

E.

Operating Costs:

(1)

Definition of Operating Costs. The term “Operating Costs” as used herein shall mean all expenses, costs and disbursements of every kind and nature arising from or related to the ownership, operation and maintenance of the Leased Premises. For avoidance of doubt, where an Operating Cost is incurred for the entire Real Property, Tenant’s share of Operating Costs shall be the pro rata portion of such Operating Cost, by square footage. Operating Costs, include but are not limited to, the following:

a.

all supplies and materials used in the operation and maintenance of the Leased Premises;

b.

costs of all utilities and maintenance of utility systems for the Leased Premises, including but not limited to the cost of water, power, heating, lighting, air conditioning, ventilating, sewer and trash disposal;

c.

costs of all third-party maintenance and service agreements for the Leased Premises, including, but not limited to, alarm service, janitorial service, window cleaning, security service, grounds maintenance and heating, ventilating and air conditioning systems;

d.

costs of insurance relating to the Leased Premises, including, but not limited to, the costs of casualty, liability and property damage insurance applicable to the Leased Premises;

e.

all real estate taxes and assessments for tax years or partial tax years occurring during the Initial Term or any Renewal Term, including without limitation special assessments, imposed upon the Leased Premises by any governmental bodies or authorities, and all charges specifically imposed in lieu of such taxes and any costs incurred in connection with appealing or contesting such assessments. The term “taxes” as used in this paragraph shall not include state, local or federal personal and corporate income taxes measured by the income of Landlord; estate and inheritance taxes, franchise, succession and transfer taxes; interest on taxes and penalties resulting from failure to pay real estate taxes; and ad valorem taxes on Landlord’s personal property, and on Landlord’s leasehold improvements to the extent that the same exceed standard building allowances;

f.

costs of any repairs and general maintenance to the Leased Premises, or any part thereof and the equipment therein;

g.

capital investment items, tenant improvements and any repairs, maintenance or improvements at the Leased Premises;

h.

costs for lighting, heating and cooling, painting and cleaning the Leased Premises, costs of maintenance, lighting, sanding, paving repairs, restriping, regarding and general maintenance of parking areas, snow and ice removal, rubbish removal and landscaping; and

i.

costs of licensing, permits, service and usage charges, costs of compliance with all rules and regulations and orders of governmental authorities pertaining to the Leased Premises, including those related to engineering and environmental issues, air pollution control and monitoring air quality, and any costs of any environmental clean-up undertaken by Landlord.

(2)

Estimate Statement. Landlord shall provide Tenant with a yearly statement setting forth Landlord’s reasonable estimate of the Operating Costs (“Estimate Statement”), including, either separately or together with the other Operating Costs, an estimate of taxes and insurance for the next calendar year, which such Estimate Statement may be revised from time to time as is determined reasonably necessary by the Landlord but no more than one time for every SIX (6) month period under this Lease. Landlord shall furnish the first Estimate Statement within SIXTY (60) days after the Effective Date and thereafter within NINETY (90) days after the close of each calendar year or as soon thereafter as is reasonably possible. Until a new Estimate Statement is provided, Tenant shall continue to pay monthly estimates in the manner set forth above based upon the previous Estimate Statement. Landlord shall, within a reasonable period of time not to exceed ONE HUNDRED TWENTY (120) days after each calendar year, provide Tenant with a reconciliation statement comparing the Operating Costs paid by Tenant with Landlord’s actual expenses for such calendar year. In the event such reconciliation statement reveals an underpayment of Operating Costs, Tenant shall, within THIRTY (30) days, pay to Landlord the amount of such underpayment. If, on the other hand, the reconciliation statement reveals an overpayment, Landlord shall immediately refund the amount of such overpayment to Tenant.

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4.

USE OF THE LEASED PREMISES. Tenant shall utilize the Leased Premises only for cultivation of marijuana, and activities related thereto, in a manner authorized by the Code and any applicable laws, excluding US federal law related to marijuana, including, but not limited to, the Controlled Substances Act of 1970, as amended. Landlord consents to Tenant’s use of the Leased Premises as a Retail Marijuana Cultivation Facility (as defined in the Code), provided Tenant complies with all State of Colorado and Boulder County laws, including, but not limited to, any zoning or land use requirements. Landlord shall provide any information and execute any related documentation required by (or requested to be completed by) the MED and Boulder County, in order for: (a) Tenant to demonstrate possession of the Leased Premises, (b) Landlord’s consent to use the Leased Premises as a Retail Marijuana Cultivation Facility, (c) executing any necessary form of property owner affidavit(s) to be executed and re-executed (if necessary) by Landlord, as reasonably requested by Tenant, and (d) to obtain any applicable license(s) and permit(s) necessary for Tenant and any subtenants to conduct the Business, all of the foregoing at Tenant’s sole expense.

5.

UTILITIES AND CARE OF LEASED PREMISES

A.

Utilities and Services – Tenant. On the Closing Date, Tenant place in its name all contracts and services for electricity, water/sewer charges, trash removal, and any telephone, television, or communication or security service or any other service required for operation of the Business at the Leased Premises. Tenant shall pay for sprinkler system repairs and maintenance and start up and shut down. In addition, during winter months, the Tenant shall clean and remove snow and provide salt or sand as needed. Tenant will not use, occupy, or permit the Leased Premises or any part thereof for purposes deemed to be hazardous. Parties shall not perform any act or carry on any practices which may injure the Real Property.

B.

Tenant Covenants. Except for the use set forth in Section 4, Tenant covenants not to do or permit anything to be done in or about the Leased Premises or bring or keep anything therein which will in any way increase the rate of fire or other insurance upon the Leased Premises or Real Property without prior written consent of Landlord. Tenant shall, at its sole cost and expense, comply with any and all requirements of any insurance company necessary for the maintenance of reasonable fire and public liability insurance covering the Leased Premises, including, but no limited to, Tenant’s obligations under Section 10 of this Lease. Excluding US federal law related to marijuana, including, but not limited to, the Controlled Substances Act of 1970, as amended, Tenant shall comply at all times with all laws, rules, ordinances, orders, directions, regulations and requirements of, state, county and municipal authorities, including, but not limited to, the Code, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation, cleanliness, safety or alteration of the Leased Premises, including the installation of such additional facilities as may be required for the conduct and continuance of Tenant’s operation of the Business at the Leased Premises, all at Tenant’s sole cost and expense.

C.

Maintenance of Condition of Leased Premises. Tenant covenants, and at its sole expense, keep the Leased Premises and every aspect thereof in a good, safe, clean and attractive condition, and in fair judgment free from dirt, rubbish, snow, ice, obstructions, and unsightly or hazardous conditions. Tenant shall not use any electrical equipment, which, in the Landlord’s reasonable opinion, will overload the wiring installations or interfere with the reasonable use thereof by the Landlord.

D.

No Lien. Tenant shall promptly pay when due all invoices and amounts due to third-parties, including, but no limited to contractors, employees and those performing services at the Leased Premises. Tenant shall permit no lien or encumbrance to attach to the Leased Premises or Real Property

6.

EVENTS OF DEFAULT.

A.

Tenant Default. The occurrence of any of the following shall constitute a default by Tenant and a material breach of this Lease:

(1)

Tenant’s failure to pay any amount due under this Lease within FIFTEEN (15) days of the due date, including, but not limited to Base Rent or Additional Rent, when due in accordance with the provisions of this Lease, and said default is not cured within FIFTEEN (15) days following written notice of default;

(2)

Tenant’s failure to perform any covenant, condition, term, or provision of this Lease, and fails to cure such default within THIRTY (30) days after written notice thereof, or, for defaults which are not capable of cures within such 30 day period in Tenant’s reasonable discretion, Tenant fails to commence curing such default and prosecute such cure diligently until completion;

(3)

Tenant abandoning the Leased Premises or otherwise notifying Landlord of Tenants early termination or repudiation of this Lease;

(4)

Any lien or encumbrance to attaching to the Leased Premises or Real Property as a result of Tenant’s activities or default to third parties that is not attributable to Dalton’s individual, and not vicarious, acts or omissions; provided, however, that any lien which Tenant timely disputes in a court of competent jurisdiction will not constitute a default unless such court enters a final, non-appealable order denying Tenant’s claim for relief in such action; or

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The bankruptcy or insolvency of Tenant or the filing by or against Tenant of a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or Tenant’s assignment for the benefit of creditors.

B.

Security of Tenant Performance. To secure the performance of Tenant’s obligations under this Lease, Tenant hereby grants to Landlord a security interest in all of Tenant’s property on the Leased Premises, including, but not limited to, the Licenses, and excluding any inventory or marijuana and any other property prohibited by the Code. Landlord may file any document evidencing its secured interest in Tenant’s property, including, but not limited to any UCC financing statement. Tenant shall cooperate with Landlord and furnish any document or information upon request for Landlord to evidence, attach or perfect Landlord’s interest. Tenant designates Landlord as Tenant’s attorney-in-fact and authorizes Landlord to file any document on Tenant’s behalf to evidence, attach or perfect Landlord’s interest. Upon any default under this Lease by Tenant, any or all of Tenant’s obligations to Landlord secured hereby shall be immediately due and payable. Landlord shall have all rights and remedies of a secured party available at law and in equity. This security agreement and the security interest hereby created shall survive the termination of this Lease.

C.

 Landlord’s Remedies. Upon default by Tenant, Landlord may:

(1)

Terminate this Lease;

(2)

Exercise any of Landlords rights under Section 6(B) of this Lease;

(3)

The above remedies are non-exclusive, and Landlord’s exercise of any remedy shall not preclude Landlord’s exercise of any remedy available to Landlord under this Lease, at law or in equity.

D.

Termination of Employment Agreement. In the event Company terminates the EA (“EA Termination”), Tenant shall be obligated, upon Landlord’s written notice, to purchase the Real Property on the following terms:

(1)

The purchase price for the Real Property shall be fair market value, as determined by an independent appraiser selected by Landlord and Tenant within TEN (10) days of EA Termination;

(2)

Tenant may pay the purchase price (a) within ONE HUNDRED EIGHTY (180) days of EA Termination, or (b) pursuant to promissory note, secured by deed of trust for the Real Property, payable over TEN (10) years from the date of EA Termination, which shall bear interest at a rate equal to then published prime rate of interest in the Wall Street Journal on the date of EA Termination plus TWO PERCENT (2%).

E.

Surrender of Leased Premises. Upon termination or expiration of this Lease, Tenant shall promptly surrender and deliver the Leased Premises to the Landlord without demand thereof and in good condition, except for ordinary wear and tear. Landlord shall return Tenant’s Security Deposit minus any expenses for amounts due to Landlord, including, but not limited to, costs of repair and maintenance in excess of ordinary wear and tear.

7.

REPAIRS, MAINTENANCE, ALTERATIONS AND IMPROVEMENTS While this Lease is in effect, Tenant, at its sole cost and expense, shall keep and maintain the Leased Premises in good order, condition and repair in all aspects, including, but not limited to, foundation, structure, sidewalks, exterior walls, windows, downspouts, gutters, roof, mechanical systems such as including heating, air conditioning, plumbing, HVAC and dehumidification systems, non-structural elements, including, but not limited to, interior walls, floors, ceilings, utility systems and components, glass, windows, doors, fixtures, leasehold improvements and equipment. Tenant agrees that any repairs or replacements to or of properties of any kind within or upon the Leased Premises shall be at least equal in quality to the original properties repaired or replaced. Tenant agrees that the type of business use and purpose contemplated by this Lease may involve potentially unique environmental and/or health hazards and, therefore, Tenant shall be responsible to mitigate and remedy any such hazard and shall defend, indemnify, hold harmless the Landlord and property owner in the event of any claim of whatsoever kind made by any individual, business or entity for which the basis is an environmental or health hazard reasonably associated with and/or proximately caused by the business use and purpose contemplated by this Lease. In the event Tenant fails or refuses to perform any of such covenants within FIFTEEN (15) days following written notice, or for repairs which may not be completed within such 15 day period in Tenant’s reasonable discretion, fails to commence such repairs within FIFTEEN (15) days and diligently prosecute completion of such repairs, Tenant shall be in default under this Lease, and Landlord shall have the right, but never the obligation, to perform, or cause to be performed, any maintenance or repair. Landlord shall invoice Tenant for any such repairs or maintenance, which shall be due as Additional Rent. Landlord’s collection of Additional Rent for such repairs will be Landlord’s exclusive remedy for Tenant’s default under this Section 7.

8.

TENANT ALTERATIONS, IMPROVEMENTS OR ADDITIONS. Tenant may make any alterations, improvements, and/or additions to the Leased Premises at Tenant’s sole cost and expense. To the extent any such improvements interfere with Landlord’s access, use or quiet enjoyment of the Real Property, Tenant shall obtain Landlord approval prior to commencing any work.

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9.

LIMITATION OF LIABILITY; INDEMNIFICATION.

A.

Limitation of Landlord Liability. IN NO EVENT WILL LANDLORD BE LIABLE TO THE TENANT OR TO ANY THIRD PARTY FOR ANY LOSS OF USE, REVENUE, OR PROFIT OR LOSS OF DATA OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT TENANT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL LANDLORD’S LIABILITY ARISING OUT OF OR RELATED TO THIS LEASE, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EXCEED THE AMOUNT SIX (6) MONTHS OF BASE RENT.

B.

Tenant Indemnification of Landlord. Tenant shall release, indemnify and hold harmless Landlord, its owners, affiliates, agents, successors and assigns, from an against all third-party claims, demands, causes of action and damages (“Claims”) arising from or related to this Lease to the extent any such Claims do not result from Landlord’s negligence or more culpable act or omission.

10.

INSURANCE.

A.

Tenant Required Minimum Limits. At all times during the Term of this Lease, Tenant shall procure and maintain, at its sole cost and expense, commercial general liability insurance with limits no less than THREE MILLION UNITED STATES DOLLARS ($3,000,000.00 USD) per occurrence and THREE MILLION UNITED STATES DOLLARS ($3,000,000.00 USD) in the aggregate, including bodily injury and property damage, products liability, completed operations, advertising liability, extended fire coverage, crop, finished product and any other type reasonably requested by Landlord, which policy will include contractual liability coverage insuring the activities of Tenant under this Lease.

B.

Landlord Required Insurance. While this Lease is in effect, Landlord shall maintain the insurance policies in effect at the time of mutual execution of this Lease, which have been disclosed to Tenant in the course of conducting due diligence in connection with the APA. Landlord’s insurance shall be secondary, and Tenant’s insurance shall be primary, for any claims.

C.

Minimum Coverage Types Required. All insurance policies required by this Lease shall: (a) be issued by insurance companies reasonably acceptable to the Parties; (b) provide that such insurance carriers give the Parties at least 30 days’ prior written notice of cancellation or non- renewal of policy coverage; provided that, prior to any such cancellation, each Party shall have new insurance policies in place that meet the requirements of this Section 10; (c) waive any right of subrogation of the insurers against the other Party, its owners, affiliates, agents, successors and assigns; (d) provide that such insurance be primary insurance and any similar insurance in the name of and/or for the benefit of each Party shall be excess and non- contributory; and (e) name the other Party, its owners, affiliates, agents, successors and assigns as additional insureds.

D.

Furnishing Statements. Upon the written request of Landlord, Tenant shall provide copies of the certificates of insurance and policy endorsements for all insurance coverage required by this Section 10, and shall not do anything to invalidate such insurance. This Section 10 shall not be construed in any manner as waiving, restricting, or limiting the liability of either Party for any obligations imposed under this Lease (including but not limited to, any provisions requiring Tenant to indemnify, defend, and hold Landlord harmless under this Lease).

11.

ACCESS TO LEASED PREMISES. Landlord and its agents shall have the right to enter upon the Leased Premises, provided Landlord and any accompanying parties are recorded as visitors to the Leased Premises and escorted by a licensed employee or owner of the Tenant in accordance with the Code at reasonable hours (and in emergencies, at all times) to inspect the same, to make repairs, additions or alterations to the Leased Premises, and for any other lawful purpose. Landlord agrees to provide Tenant with reasonable notice, whenever it deems it necessary to enter upon the Leased Premises. Landlord shall put forth sufficient effort to arrange for Tenant to be present at all times Landlord desires to enter upon the Leased Premises. Landlord agrees to never allow any person or party into the Leased Premises, unless supervised at all times and provided Tenant has agreed in writing (email shall suffice) to allow any such person or party access to the Leased Premises. For a period commencing ninety (90) days prior to the end of the Initial Term or any Renewal Term, Landlord may have reasonable access to the Leased Premises for the purpose of exhibiting the same to prospective tenants and to post “For Lease” signs upon the Leased Premises.

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12.

ASSIGNMENT AND SUBLETTING. Tenant may not assign or transfer this Lease, or sublet the Leased Premises or any part thereof, or grant any license, concession or other right to occupy any portion of the Leased Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed. Any assignment of this Lease or subletting of the Leased Premises without Landlord consent shall be null and void.

13.

SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Leased Premises or the Real Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). This clause shall be self-operative, but no later than TEN (10) business days after written request from Landlord or any holder of a Mortgage (a “Mortgagee”), Tenant shall execute a commercially reasonable subordination agreement. Any Mortgagee may at any time to subordinate its Mortgage to this Lease. No such Mortgage shall encumber or place a lien upon Tenant’s property or the Licenses without Tenant’s prior written consent. No later than TEN (10) business days after written request by Landlord or any Mortgagee, Tenant shall, without charge, attorn to any successor to Landlord’s interest in the Lease. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Should Tenant fail to sign and return any such documents within said ten (10) business day period, Tenant shall be in default hereunder.

14.

DAMAGE OR DESTRUCTION. In case the Leased Premises shall be partially or totally destroyed, the same shall be repaired as speedily as possible at the expense of Tenant, unless Landlord shall elect not to rebuild or repair as hereinafter provided. Tenant shall cooperate with Landlord to furnish a claim in a reasonable time under Tenant’s insurance required under Section 10 of this Lease for all reconstruction or repair in the event of damage or destruction of the Leased Premises.

A.

Landlord Option to Repair. If FIFTY PERCENT (50%) or more of the Leased Premises is damaged or destroyed, or if the Leased Premises is damaged or destroyed, or the cost of repair THIRTY PERCENT (30%) of the fair market value of the Leased Premises in Tenant’s reasonable discretion, then in any such event, Landlord may, if it so elects, rebuild or put the Leased Premises in good condition and fit for occupancy within a reasonable time after such destruction or damage, or may within SIXTY (60) days after such occurrence give Tenant notice in writing terminating this Lease as of the date of such occurrence. If Landlord elects to repair or rebuild the Leased Premises, it shall, within SIXTY (60) days after such occurrence, give Tenant notice of its intention to repair and then proceed with reasonable speed to make such repairs. Unless Landlord elects to terminate this Lease, this Lease shall remain in full force and effect, and all sums due shall continue to be paid as provided in this Lease.

B.

Tenant’s Continuing Operations. During any period of reconstruction or repair of the Leased Premises Tenant shall continue the operation of the Business within the Leased Premises to the extent reasonably possible. During the period from the occurrence of the casualty until Landlord’s repairs are completed, the Base Rent shall be abated by an amount equal to a pro rata reduction based upon the damaged square footage as a ratio to the total square footage of the Leased Premises. However, there shall be no abatement of the other charges or Additional Rent provided for herein, and under no circumstances shall Tenant be entitled to compensation for lost profits, or any other special, indirect or consequential damages. In no event shall Tenant be entitled to any abatement of Base Rent, Additional Rent or any sum due hereunder if the fire, damage or other casualty is the result of carelessness or negligence of Tenant or Tenant’s agents, officers, directors, employees, or licensees. In such case, Tenant’s liability for the payment of rent and the performance of its other Lease obligations shall continue and Tenant shall be liable to Landlord for all damage and loss suffered by Landlord in connection therewith.

C.

Tenant Option to Terminate. Landlord agrees that if the Leased Premises are so damaged by a cause other than the carelessness or negligence of the Tenant to be unusable by Tenant or any subtenant for its intended purposes, and if the Leased Premises cannot be restored to a usable condition within ONE HUNDRED TWENTY (120) days following the date the damage occurred, then Tenant shall have the right to terminate the Lease by giving written notice to Landlord effective the date of the occurrence. If Landlord and Tenant cannot agree as to whether restoration can be accomplished within ONE HUNDRED TWENTY (120) day period, then Landlord and Tenant shall select an independent local contractor to determine whether repairs may be completed in that time. Tenant’s notice of termination must be given within TEN (10) days following the mutual determination by Landlord and Tenant, or the determination by the independent contractor, as the case may be. If Tenant does not give timely notice of termination, then Tenant shall be deemed to have waived its right to terminate the Lease under this provision.

15.

SIGNAGE. Tenant shall install no exterior sign or door lettering unless required by the Code without Landlord’s written consent, which may be withheld in Landlord’s sole diction

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16.

NOTICES. Any notice, request, demand, Claim, or other communication hereunder will be in writing and will be deemed delivered: (a) THREE (3) Business Days after it is sent by U.S. mail, certified mail, return receipt requested, postage prepaid; or (b) ONE (1) Business Day after it is sent via a reputable nationwide overnight courier or sent via email, in each of the foregoing cases to the intended recipient as set forth below:

If to Tenant:

General Cannabis Corp.

6565 E. Evans Avenue

Denver, CO 80224

Attn: Steve Gutterman

E-mail: sgutterman@generalcann.com

With a copy to:

McAllister Garfield, P.C.

Attention: Daniel J. Garfield, Esq.

501 S. Cherry St., Ste. 480

Denver, Colorado 80246

Phone: 720-722-0048

E-mail: dgarfield@mcallistergarfield.com

If to Landlord:

Dalton Farms, LLC 3705 75th Street

Boulder, CO 80301

Email: barker@sevenfivefarm.com

With a copy to:

The Law Office of Colin James Fletcher, P.C.

Attention: Colin James Fletcher, Esq.

3900 E. Mexico Ave., Suite 300

Denver, CO 80210

Phone: (303) 309-2151

Email: colin.fletcher@locjf.com

17.

GOVERNING LAW; VENUE. This Lease is governed by and construed and enforced in accordance with the Laws of the State of Colorado, without giving effect to any conflict or choice of law provision that would result in imposition of another state’s Law. Any claim or dispute under this Lease shall be brought exclusively in a court of competent jurisdiction in Boulder, CO, Colorado, and he Parties consent to venue and submit to personal jurisdiction therein. THE PARTIES ACKNOWLEDGE THAT (A) COLORADO HAS PASSED AMENDMENTS TO THE COLORADO CONSTITUTION AND ENACTED CERTAIN LEGISLATION TO GOVERN THE MARIJUANA INDUSTRY AND (B) THE POSSESSION, SALE, MANUFACTURE, AND CULTIVATION OF MARIJUANA IS ILLEGAL UNDER FEDERAL LAW. THE PARTIES WAIVE ANY DEFENSES BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

18.

WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE AND WITH RESPECT TO ANY COUNTERCLAIM THEREIN.

19.

ATTORNEYS’ FEES. If either Party brings a proceeding to enforce the provisions of this Lease, the substantially prevailing Party will be entitled to recover its reasonable attorneys’ fees and expenses incurred in such action from the non-prevailing Party as determined by the arbitrator or a court of law.

20.

SPECIFIC PERFORMANCE. The rights of the Parties under Section 6.D. of this Lease are special, unique, and of extraordinary character, and if either Party violates or fails or refuses to perform any covenant or agreement made by it therein, the non-breaching Party may be without an adequate remedy at law. If either Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may, subject to the terms hereof, institute and prosecute an action to enforce specific performance of the covenant or agreement.

21.

INVALID PROVISIONS. If a dispute between the Parties arises out of this Lease or the subject matter of this Agreement, the Parties would want a court or arbitrator to interpret this Agreement as follows:

(a)

With respect to any provision held to be unenforceable, by modifying that provision to the minimum extent necessary to make it enforceable or, if that modification is not permitted by law or public policy, by disregarding the provision;

7

(b)

if an unenforceable provision is modified or disregarded in accordance with this Section 21, by holding the rest of the Agreement will remain in effect as written;

(c)

by holding that any unenforceable provision will remain as written in any circumstances other than those in which the provision is held to be unenforceable; and

(d)

if modifying or disregarding the unenforceable provision would result in a failure of an essential purpose of this Agreement, by holding the entire Agreement unenforceable.

Upon the determination that any term or other provision of this Lease is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Lease so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

22.

EXPENSES. Except as otherwise provided in this Lease, whether or not the transactions contemplated hereby are consummated, each Party shall pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Lease and the transactions contemplated hereby.

23.

AMENDMENTS. The Parties may amend any provision of this Lease only by a written instrument signed by the Parties.

24.

CONFIDENTIALITY AND PUBLICITY. This Agreement is confidential and will not be disclosed to any third party (other than the Parties’ Affiliates, attorneys, accountants, auditors, or other advisors, or Governmental Authorities) except as required for tax purposes or as required by law. A Party receiving a request for this Agreement shall promptly notify the other Party to afford it the opportunity to object or seek a protective order regarding this Agreement or information contained herein. Tenant may issue a press release or public announcement concerning any of the transactions contemplated by this Lease and the Related Agreements.

25.

Advice of Counsel. Each Party has had the opportunity to seek the advice of independent legal counsel and has read and understood each of the terms and provisions of this Lease.

26.

MED REFORMATION. This Lease is subject to review by the MED and Boulder County. If the MED or Boulder County determines that this Lease must be reformed, the Parties shall negotiate in good faith to so reform this Lease according to such requirements while effectuating the original intent of this Lease as near as possible.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have executed this Lease as of the date first written above.

LANDLORD:	TENANT:

Dalton Farms, LLC	General Cannabis Corp.

/s/ Barker Dalton	/s/ Steve Gutterman
John Barker Dalton, Sole Member	Printed Name: Steve Gutterman
Its: CEO

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Exhibit A

Leased Premises Diagram

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EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of January 24, 2020 (“Effective Date”), is entered into by and between General Cannabis Corp., a Colorado corporation (the “Company”), and John Barker Dalton, an individual (“Employee”).

WHEREAS, the Company and Employee wish to enter into a new employment agreement that will supersede and replace in all respects any previous agreements between the Company and Employee;

WHEREAS, this Agreement is subject to that certain Asset Purchase Agreement between Company and Dalton Adventures, LLC (“Seller”) dated January 24, 2020 (“APA”) and that certain Commercial Lease Agreement between Company and Dalton Farms, LLC (“Landlord”) dated January 24, 2020;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, terms, provisions, and conditions set forth in this Agreement, the parties hereby agree as follows:

1.

Employment. Effective as of the Effective Date, Employee’s employment with the Company is governed by this Agreement. Employee’s employment with the Company is at will and not for any specified period and may be terminated by either Employee or the Company at any time, with or without cause.

2.

Position and Duties.

(a)

During Employee’s employment with the Company, Employee shall serve as Managing Director of the Company and shall have such duties and authority commensurate with the position of Managing Director and as shall be assigned to him from time to time by the Chief Executive Officer and Board of Directors of the Company (the “Board”).

(b)

Employee shall devote his best efforts, business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries (as defined below). Employee shall perform his duties, responsibilities and functions to the Company and its Subsidiaries hereunder in good faith and to the best of his abilities in a diligent, trustworthy, professional and efficient manner and shall comply with the Company’s and its Subsidiaries’ general employment policies and practices, as they may be amended from time to time; provided, that when the terms of this Agreement conflict with such general employment policies or practices, this Agreement shall control. So long as Employee is employed by the Company, Employee shall not, without the prior written consent of the Board, accept other employment or perform other services for compensation that materially interfere with Employee’s employment or with his performance hereunder

(c)

For purposes of this Agreement, “Subsidiaries” shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are then, owned by the Company, directly or through one or more Subsidiaries.

3.

Compensation.

(a)

Base Salary. Employee’s base salary shall be $120,000 per annum and shall be subject to increase from time to time in the Board’s sole discretion (the “Base Salary”), which salary shall be paid by the Company in regular installments in accordance with the Company’s general payroll practices (in effect from time to time).

(b)

Annual Bonus. During Employee’s employment with the Company, Employee shall be eligible to receive an annual discretionary incentive payment based upon the attainment of one or more pre-established performance goals and/or such other criteria as may be established by the Board in its sole discretion.

(c)

Initial Option Grant. In connection with Employee’s hiring, Employee will receive options to purchase 100,000 shares of common stock of the Company, subject to the approval of the Company’s Board of Directors. The options will vest over a period of one year. The exercise price of the stock options will be equal to the closing price of the Company’s common stock on the OTCQX on the grant date of the stock options. The stock options will be subject to the terms and conditions of the Company’s 2014 Equity Incentive Plan and the Company’s standard stock option agreement.

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4.

Employee Benefits.

(a)

Insurance and Employee Programs. During Employee’s employment with the Company, Employee shall be eligible for all employee benefit programs (including any retirement plan, life insurance, group medical and dental, and short-term disability policies, plan and programs) established and maintained for the benefit of the Company’s employees of comparable rank and status as Employee, subject to the provisions of such plans and programs.

(b)

Expense Reimbursement. During Employee’s employment with the Company, the Company shall reimburse Employee for all reasonable business expenses incurred by Employee in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment, cell phone and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

(c)

Paid Time Off. During Employee’s employment with the Company, Employee shall be entitled to paid vacation and holidays in accordance with the Company’s policy. Employee shall also be entitled to such periods of sick leave as is customarily provided by the Company to its employees of comparable rank and status of Employee.

(d)

Withholding. All amounts payable to Employee as compensation hereunder shall be subject to all required and customary employment and income withholding obligations by the Company.

5.

Termination of Employment.

(a)

Accrued Obligations. If Employee’s employment with the Company is terminated, Employee shall be entitled to (A) any accrued but unpaid Base Salary through the date of termination, and (B) unreimbursed business expenses that are reimbursable in accordance with Section 4(b).

(b)

Termination of Employee Benefits. Except as otherwise expressly provided herein, Employee shall not be entitled to any other salary, bonuses, employee benefits or compensation from the Company or its Subsidiaries after the termination of Employee’s employment with the Company and all of Employee’s rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination of Employee’s employment with the Company (other than vested retirement or other benefits accrued on or prior to the termination of Employee’s employment with the Company, including, without limitation, any vested rights under any equity plan of the Company or other amounts owing hereunder as of the date of such termination or expiration that have not yet been paid) shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA). All such salary, bonuses, employee benefits or compensation shall be deemed unearned and all conditions for any right to receive such payments shall be deemed unsatisfied.

(c)

Definition of Cause. For purposes of this Agreement, “Cause” shall be determined by the Board and shall mean with respect to Employee one or more of the following: (i) Employee’s willful breach of his covenants contained in this Agreement, in any material respect, which breach remains substantially uncured for fifteen (15) or more days after Employee’s receipt of written notice from the Company of such breach; (ii) Employee’s willful failure or refusal to perform the duties and responsibilities lawfully required to be performed by Employee under the terms of this Agreement or otherwise reasonably requested by the Company; (iii) Employee’s gross negligence or willful misconduct in the performance of his duties on behalf of the Company or any of its Subsidiaries; (i) Employee’s willful commission of an act of material dishonesty adversely affecting the Company or any of its Subsidiaries, or the commission of an act constituting common law fraud or a felony or the commission of any other act or omission involving misappropriation, embezzlement, material dishonesty, or theft with respect to the Company or any of its Subsidiaries; or (v) any willful or intentional act or omission materially aiding or abetting a competitor or supplier of the Company or any of its Subsidiaries to the disadvantage or detriment of the Company and its Subsidiaries.

(d)

Definition of Disability. For purposes of this Agreement, “Disability” shall mean Employee’s inability to perform his duties and responsibilities, with reasonable accommodation, as provided herein due to physical or mental disability or sickness extending for, or reasonably expected to extend for, greater than one hundred and eighty (180) days in any twelve-month period.

(e)

Employee acknowledges and agrees that the Company has no obligation to pay Employee any severance.

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6.

Confidential Information.

(a)

Employee acknowledges that the continued success of the Company and its Subsidiaries and affiliates, depends upon the use and protection of a large body of confidential, proprietary, and/or trade secret information. All such confidential, proprietary and trade secret information now existing or developed during the term of Employee’s employment hereunder will be referred to in this Agreement as “Confidential Information.” Confidential Information will be interpreted broadly to include all information of any sort (whether embodied in a tangible or intangible form) that is (i) related to the Company’s or its Subsidiaries’ business and (ii) not generally or publicly known. Confidential Information includes, without specific limitation, the information, observations and data obtained by Employee during the course of his performance under this Agreement concerning the business and affairs of the Company and its Subsidiaries and affiliates, information concerning acquisition opportunities in or reasonably related to the Company’ or its Subsidiaries’ or affiliates’ business or industry of which Employee becomes aware during Employee’s employment with the Company, the persons or entities that are current, former or prospective suppliers or customers of any one or more of them during Employee’s course of performance under this Agreement, as well as development, transition and transformation plans, methodologies and methods of doing business, strategic, marketing and expansion plans, including plans regarding planned and potential sales, financial and business plans, confidential employee lists and contact information, compensation and incentive structures and strategies, confidential information concerning sales, including volumes, pricing, and margins, new and existing programs and services, prices and terms, customer service, integration processes, requirements and costs of providing service, support and equipment. Therefore, Employee agrees that he shall not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Board’s prior written consent, unless and to the extent that any Confidential Information (i) becomes generally known to and available for use by the public other than as a result of Employee’s improper acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order. Employee agrees that he shall not disclose any Confidential Information after his employment ends. If requested by the Company in writing, Employee agrees to deliver to the Company at the end of Employee’s employment with the Company, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof and all electronic data residing on any electronic device) relating to the business of the Company or its Subsidiaries or affiliates (including, without limitation, all Confidential Information) that he may then possess or have under his control, provided that Employee may retain copies of Employee’s personnel information, such as performance evaluations, payroll information and the like.

(b)

During Employee’s employment with the Company, Employee shall not use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom Employee has an obligation of confidentiality, and shall not bring onto the premises of the Company or its Subsidiaries or affiliates any unpublished documents or any property belonging to any former employer or any other person to whom Employee has an obligation of confidentiality unless consented to in writing by the former employer or person. Employee shall use in the performance of his duties only information that is (i) generally known and used by persons with training and experience comparable to Employee’s and that is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) otherwise provided or developed by the Company or its Subsidiaries or affiliates or (iii) in the case of materials, property or information belonging to any former employer or other person to whom Employee has an obligation of confidentiality, approved for such use in writing by such former employer or person. If at any time during employment with the Company or any Subsidiary of the Company, Employee believes he is being asked to engage in work that will, or will be likely to, jeopardize any confidentiality or other obligations Employee may have to former employers or other persons, Employee shall promptly advise the Board so that Employee’s duties can be modified appropriately.

(c)

Employee shall promptly notify the Company of any intended or unintended, unauthorized disclosure or use of any trade secrets or Confidential Information by Employee or any other person or entity of which Employee becomes aware. Employee shall cooperate fully with the Company in the procurement of any protection of the Company’s rights to or in any of the trade secrets or Confidential Information.

(d)

Employee understands that the Company and its Subsidiaries and affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries’ and affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During Employee’s employment with the Company and thereafter, and without in any way limiting the provisions of Section 6(a) above, Employee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company or its Subsidiaries and affiliates who need to know such information in connection with their work for the Company or such Subsidiaries and affiliates) or use, except in connection with his work for the Company or its Subsidiaries and affiliates, such Third Party Information unless expressly authorized by the Board’s written consent.

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(e)

Notwithstanding anything to the contrary contained herein:

(1)

Nothing in this Agreement shall prohibit Employee from reporting possible violations of federal or state law or regulation to, or otherwise cooperating with or providing information requested by, any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employee does not need the prior authorization of the Company to make any such reports or disclosures and is not required to notify the Company that he has made such reports or disclosures; and

(2)

Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purposes of reporting or investigating a suspected violation of law or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Company’s trade secrets to his attorney and use the trade secret information in the court proceeding if Employee (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order.

7.

Employee Proprietary Information Agreement. Upon reasonable request by Company, Employee shall execute a separate agreement between the parties hereto made a part hereof (the “Employee Proprietary Information Agreement”) covering, among other things, non-disclosure and assignment of inventions.

8.

Non-Compete; Non-Solicitation.

(a)

In recognition of the importance to the Company of the preservation and protection of its intellectual property, name and goodwill and in consideration for employment and/or continued employment, access to or continued access to Confidential Information, training, compensation and benefits, as well as other good and valuable consideration provided by the Company to Employee, the receipt and sufficiency of which are hereby acknowledged by Employee, the parties agree that during Employee’s employment with the Company and for a period of six (6) months following the termination of Employee’s employment with the Company without Cause (the “Non- Compete”) Employee shall not, directly or indirectly, as a partner, joint venturer, member, lender, employer, employee, advisor, contractor, consultant, shareholder, principal or agent, engage in, control, advise with respect to, manage or furnish consulting or other services to, nor have any interest in, any business relating to the regulated cannabis industry within the state of Colorado and the area to the West of the Rocky Mountains, including businesses involved in the cultivation, production and retail sides of the cannabis business, and security, marketing, operational consulting and products, real estate and financing for the industry. The Non-Compete shall not prohibit Employee from owning less than 5% of the outstanding stock of any publicly-traded corporation.

(b)

Employee acknowledges that the foregoing geographic restriction on competition is fair and reasonable, given the geographic scope of Company’s business operations and the nature of Employee’s position with the Company. Employee also acknowledges that while employed by the Company, Employee will have access to information that would be valuable or useful to Company’s competitors, and therefore acknowledges that the foregoing restrictions on Employee’s future employment and business activities are fair and reasonable. Employee acknowledges and is prepared for the possibility that Employee’s standard of living may be reduced during the noncompetition period, and assumes and accepts any risk associated with that possibility.

(c)

Employee acknowledges the following provisions of Colorado law, set forth in Colorado Revised Statutes § 8-2-113(2):

Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this subsection (2) shall not apply to:

(i)

Any contract for the purchase and sale of a business or the assets of a business;

(ii)

Any contract for the protection of trade secrets;

(iii)

Any contract provision providing for the recovery of the expense of educating and training an employee who has served an employer for a period of less than two (2) years; and

(iv)

Executive and management personnel and officers and employees who constitute professional staff to executive and management personnel.

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(d)

Employee acknowledges that this Agreement is a contract for the protection of trade secrets under § 8-2-113(2)(b), and is intended to protect the Confidential Information identified above; and that Employee is an executive and management employee or professional staff to executive or management personnel, within the meaning of § 8-2-113(2)(d).

(e)

Employee agrees that during Employee’s employment with the Company and for six (6) months after the termination of Employee’s employment with the Company, Employee shall not, without the Company’s written permission, directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries at any time during the six (6) months preceding such hiring, unless such person was terminated by the Company without cause, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries (including, without limitation, making any negative or disparaging statements or communications about the Company or its Subsidiaries or affiliates), (iv) directly or indirectly acquire or attempt to acquire any business which the Company or its Subsidiaries identified as a potential acquisition target during or prior to Employee’s employment with the Company (an “Acquisition Target”), or take any action to induce or attempt to induce any Acquisition Target to consummate any acquisition, investment or other similar transaction with any person or entity other than the Company or its Subsidiaries. For purposes of this Section 8(e), the term “employee” shall include consultants and independent contractors of the Company and its Subsidiaries.

(f)

Employee agrees that the covenants made in this Section 8 shall be construed as agreements independent of any other provision(s) of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision(s) of this Agreement.

9.

Trade Secrets; Remedies; Restrictions.

(a)

Employee further acknowledges and agrees with the Company that Employee’s service to the Company requires the use of information, including programs, methods, techniques, and processes, that the Company and its Subsidiaries have made reasonable efforts to keep confidential and that derives independent economic value, actual or potential, from not being generally known to the public or to other person who can obtain economic value from its disclosure or use (collectively, “Trade Secrets”). Employee acknowledges and agrees that the Company would be irreparably damaged if Employee were to use or disclose such Trade Secrets to third parties, including any person or entity competing with the Company and its Subsidiaries or engaged in a material line of business similar to that engaged in by the Company or its Subsidiaries. Employee accordingly covenants and agrees with the Company that during the period commencing on the date of this Agreement, throughout Employee’s employment, and after such employment terminates, Employee shall not, directly or indirectly, either for himself or for any other person participate in any business, other than for the Company and its Subsidiaries, in which Employee would be required to employ, reveal or otherwise utilize or disclose Company Trade Secrets. Employee further acknowledges and agrees that during the period commencing on the date of this Agreement, throughout Employee’s employment, and after such employment terminates for a period of six (6) months, Employee shall keep the Company’s Trade Secrets strictly confidential and not disclose them to any third parties.

(b)

In the event of the breach or a threatened breach by Employee of any of the provisions of Sections 6, 7, 8, or 9, the Company would suffer irreparable harm, and in addition and supplementary to other rights and remedies existing in its favor, the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event a court of competent jurisdiction determines that Employee breached or violated Sections 6, 7, 8, or 9, the periods of such restrictive covenants will be tolled until such breach or violation has been duly cured.

(c)

If, at the time of enforcement of Sections 6, 7, 8, or 9 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing the parties hereto agree that the maximum period, scope or geographic area held reasonable by the court shall be substituted for the stated period, scope or area. Employee acknowledges that the restrictions contained in Sections 6, 7, 8, or 9 are reasonable in all respects and necessary to protect the goodwill of the businesses of the Company and its Subsidiaries and that, without such protection, the Company’s and its Subsidiaries’ customer, distributor and supplier relations and competitive advantage would be adversely affected.

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10.

Employee’s Representations. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (ii) Employee is not a party to or bound by any other employment agreement, noncompete agreement or, except in the ordinary course of business, confidentiality agreement with any other person or entity except as disclosed in writing to the Company prior to the date hereof, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms. Employee hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

11.

Survival. To the extent contemplated by this Agreement, the respective rights and obligations of the parties hereto shall survive and continue in full force in accordance with their terms notwithstanding the termination of Employee’s employment with the Company.

12.

Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service, mailed by first class mail, return receipt requested, or by facsimile transmission or electronic mail in pdf format, to the recipient at the address below indicated:

Notices to Employee:

John Barker Dalton

3705 N. 75th Street

Boulder, CO 80301

720-442-1009

Barker@sevenfivefarm.com

Notices to Company:

General Cannabis Corp.

6565 East Evans Avenue

Denver, CO 80224

Attention: Chief Executive Officer

Email: sgutterman@generalcann.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notices required or permitted hereunder shall be deemed given upon personal delivery to the appropriate address, or three (3) days after the date of mailing if sent by certified or registered mail, or one (1) day after the date of mailing if sent by overnight delivery service, or the day of transmission of such notice by facsimile or email if sent during normal business hours of the recipient, and if sent after normal business hours of the recipient then on the next business day. Each party may change its address, facsimile number or email address for receipt of notice by giving notice of the change to the other party.

13.

Modification; Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the provision shall be modified to the minimum extent necessary to be valid, legal and enforceable. If it cannot be so modified, the provision shall be severed, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The invalidity, illegality or unenforceability of any provision shall not affect any other provision of this Agreement or any action in any other jurisdiction.

14.

Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

15.

No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

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16.

Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile or by electronic mail in .pdf format), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

17.

Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purposes of this Agreement). This Agreement will inure to the benefit of and be enforceable by Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees, but otherwise will not otherwise be assignable, transferable or delegable by Employee. Except as expressly provided in the immediately preceding sentence, Employee shall not, without the prior written consent of the Company, assign, transfer or delegate this Agreement or any of Employee’s rights or obligations hereunder.

18.

Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, notwithstanding any state’s choice-of-law rules to the contrary.

19.

Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Denver, Colorado before three (3) arbitrator(s). The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction, in which case each party consents to the jurisdiction and venue of the state and federal courts located in Denver, Colorado. The reasonable attorney’s fees and costs of the party ultimately prevailing in such dispute shall be borne by the other party.

20.

Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of both the Company (as approved by the Board) and Employee, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate Employee’s employment with the Company for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

21.

Deductions/Withholdings on Behalf of Employee. The Company and its respective Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Employee any federal, state, local or foreign withholding taxes, excise tax, or employment taxes (“Taxes”) imposed with respect to Employee’s compensation or other payments from the Company or any of its Subsidiaries or Employee’s ownership interest in the Company (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity).

22.

Corporate Opportunity. During Employee’s employment with the Company, Employee shall submit to the Board all business, commercial and investment opportunities or offers presented to Employee or of which Employee becomes aware which relate to the business of the Company Business at any time during Employee’s employment with the Company (“Corporate Opportunities”). If the Company elects not to pursue a submitted Corporate Opportunity, Employee shall have the right to accept or pursue such Corporate Opportunity.

23.

Employee’s Cooperation. During Employee’s employment with the Company, Employee shall, subject to the Company reimbursing Employee for out-of-pocket expenses, cooperate with the Company and its Subsidiaries in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Employee being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Employee’s possession, all at times and on schedules that are reasonably consistent with Employee’s other permitted activities and commitments).

24.

Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Employee and the Company of the applicable provision without violating the provisions of Code Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Employee by Code Section 409A or damages for failing to comply with Code Section 409A.

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Notwithstanding anything herein to the contrary, a termination of employment shall be deemed to have occurred at the time such termination constitutes a “separation from service” within the meaning of Code Section 409A for purposes of any provision of this Agreement providing for the payment of any amounts or benefits in connection with a termination of employment and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean a “separation from service.” Further, if, on the date of a “separation from service” (as defined in Code Section 409A), Employee is a “specified employee” (as defined in Code Section 409A), no amounts that would constitute deferred compensation payable hereunder that are subject to Code Section 409A shall be made until the earliest date on which payment is permissible under 409A(a)(2)(B)(i) (the six (6)-month delay rule for specified employees). To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (A) all such expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year in which such expenses were incurred by Employee, (B) any right to such reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (C) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year. For purposes of Code Section 409A, Employee’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. Notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

*     *     *     *     *

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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

GENERAL CANNABIS CORP.

By:	/s/ Steve Gutterman
Name:	Steve Gutterman
Title:	CEO

/s/ Barker Dalton
Name:	Barker Dalton

[Signature Page to Employment Agreement of John Barker Dalton]

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